Exhibit 10.1

Name:	[●]
Number of Performance Stock Units:	[●]
Grant Date:	[●]
Vesting Date:	[Insert date that is 3 years from Grant Date]

DUNKIN’ BRANDS GROUP, INC.
2015 OMNIBUS LONG-TERM INCENTIVE PLAN
PERFORMANCE STOCK UNIT AGREEMENT
This Performance Stock Unit Agreement (the “Agreement”), is made, effective as of [●] (the “Grant Date”), between Dunkin’ Brands Group, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”).
1.    Performance Stock Unit Award. The Participant is hereby awarded, pursuant to the Dunkin’ Brands Group, Inc. 2015 Omnibus Long-Term Incentive Plan (as amended from time to time, the “Plan”), and subject to its terms, a Performance Award (the “Award”) consisting of a target number of [●] performance stock units (the “Target Award” and such performance stock units, the “PSUs”). Each PSU represents the conditional right to receive, without payment but subject to the terms, conditions and limitations set forth in this Agreement and in the Plan, one share of Stock, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof. The percentage of the Target Award that may be earned by the Participant will be determined in accordance with Exhibit A hereto.
2.    Earned PSUs. Except as otherwise provided in Sections 4(a) and 4(b)(ii), below, the PSUs shall become “Earned PSUs” following the end of the Performance Period to the extent earned in accordance with the performance objectives set forth on Exhibit A (the “Performance Objectives”), subject to the Compensation Committee certifying, in its sole discretion, the achievement of the applicable Performance Objectives.
3.    Vesting of Earned PSUs; Termination of Employment.
(a)    The Earned PSUs shall vest in full on the Vesting Date, subject to the Participant remaining in continuous Employment through this date. Except as otherwise provided in subsection (b) below or in Section 4(b), if the Participant’s Employment terminates for any reason prior to the Vesting Date, the Award, the PSUs and any Earned PSUs will immediately and automatically terminate and be forfeited upon such termination of Employment with no consideration due to the Participant.
(b)    If, prior to the Vesting Date, the Participant’s Employment is terminated by reason of the Participant’s death or by the Company due to the Participant’s Disability, the PSUs shall not terminate upon such termination and instead shall remain outstanding and eligible to become Earned PSUs in accordance with the terms of Exhibit A and to vest on the Vesting Date. The number of Earned PSUs, if any, will be prorated based on the number of the days that have elapsed in the Performance Period from the first day of the Performance Period to the date of such termination of Employment (but not more than 1,096 days) over 1,096.
4.    Change in Control.
(a)    If, prior to the Performance Period End Date (as defined in Exhibit A), a Change in Control occurs, to the extent the PSUs are outstanding immediately prior to such Change in Control, the Compensation Committee shall determine the extent to which the Performance Objectives have been met as of the date of such Change in Control as if the Performance Period End Date were the date of such Change in Control and shall determine the number of Earned PSUs, if any. The number of Earned PSUs, if any, shall continue to vest based solely on time and shall vest on the Vesting Date, subject to the Participant remaining in continuous Employment through such date, except as otherwise provided in Section 4(b) below.
(b)    (i)    If (i) in connection with a Change in Control described in subsection (a) above the Earned PSUs are assumed or continued, or a new award is substituted for the Earned PSUs by the acquiror or survivor (or an affiliate of the acquiror or survivor) in accordance with the provisions of Section 7 of the Plan, (ii) the Participant remains continuously Employed through the date of a Change in Control and, (iii) within the eighteen-month period following a Change in Control and prior to the Vesting Date, the Participant’s Employment is terminated by the Company without Cause or the Participant terminates his or her Employment for Good Reason, the Earned PSUs will automatically vest in full upon such termination of Employment.
(ii)    If, in connection with a Change in Control described in subsection (a) above, the Earned PSUs are not assumed or continued, or a new award is not substituted for the Earned PSUs by the acquiror or survivor (or an affiliate of the acquiror or survivor) in accordance with the provisions of Section 7 of the Plan, the Earned PSUs will automatically vest in full upon the occurrence of such Change in Control.
(c)    In the event a Change in Control occurs following a termination of Employment described in Section 3(b) above and prior to the Performance Period End Date, the PSUs shall become Earned PSUs as provided for in Section 4(a) above and will automatically vest in full upon the occurrence of such Change in Control.
(d)    In the event a Change in Control occurs following the Performance Period End Date, the Earned PSUs, to the extent outstanding immediately prior to such Change in Control, will automatically vest in full upon the occurrence of such Change in Control.
5.    Delivery of Shares. The Company shall, as soon as practicable upon the vesting of the Earned PSUs (but in no event later than March 15 of the year following the year in which the vesting event occurs) effect delivery of the shares of Stock with respect to such Earned PSUs to the Participant (or, in the event of the Participant’s death, to the Beneficiary). No shares of Stock will be issued pursuant to this Agreement unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Administrator.

6.    Dividends; Other Rights.
(a)In the event that a cash dividend is paid with respect to shares of Stock prior to the Vesting Date (or such earlier date that the PSUs or Earned PSUs, as applicable, vest hereunder), on the payment date of any such cash dividend, the number of PSUs held by the Participant shall be increased by that number of PSUs which is equal to (i) the number of PSUs held by the Participant on the record date of the cash dividend multiplied by (ii) the amount of the cash dividend divided by (iii) the Fair Market Value of a share of Stock on the date the dividend is paid. In the event that a stock dividend is paid with respect to shares of Stock prior to the Performance Period End Date, on the payment date of such stock dividend, the number of PSUs held by the Participant shall be increased by that number of PSUs which is equal to the product of (x) the number of PSUs held by the Participant on the record date of the stock dividend and (y) the per share Stock dividend. Any PSUs that are credited to the Participant under this Section 6(a) shall be treated in the same manner as the PSUs granted under Section 1 of this Agreement and shall only vest and be settled to the extent they become Earned PSUs in accordance with this Agreement and Exhibit A hereto and otherwise satisfy the vesting requirements under this Agreement. To the extent that the PSUs become Earned PSUs in connection with a Change in Control and remain outstanding following such Change in Control, they shall be eligible to receive dividend equivalents consistent with the terms of this Section 6(a).
(b)     The Award shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock, if any, to the Participant hereunder. The Participant is not entitled to vote any shares of Stock by reason of the granting of the Award. The Participant shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under the Award. Except as expressly provided in subsection (a) above, the Participant is not entitled to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which such shares are delivered to the Participant hereunder.
7.    Recovery of Compensation.
(a)    The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan.
(b)    The Award is subject to Section 6(a)(5) of the Plan. The shares of Stock acquired hereunder are subject to forfeiture, termination and rescission, and the Participant will be obligated to return to the Company the value received with respect to the shares of Stock (including any gain realized on any subsequent sale or disposition of shares) (i) in accordance with any Company clawback or other policy relating to the recovery of incentive compensation, as such policy may be amended and in effect from time to time, or (ii) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended. Nothing in the preceding sentence shall be construed as limiting the general application of Section 11 of this Agreement.

8.    Certain Tax Matters.
(a)    The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued shares of Stock upon the vesting or settlement of the Award (or any portion thereof), are subject to the Participant’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholding is due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld, if any (the “Withholding Obligation”).
(b)    By accepting the Award, the Participant hereby acknowledges and agrees that, unless the Administrator provides otherwise prior to a date on which a Withholding Obligation occurs, the Company will hold back whole shares of Stock otherwise deliverable under the Award having a Fair Market Value sufficient to satisfy the Withholding Obligation (but not in excess of the applicable minimum statutory withholding obligations or such greater amount that would not result in adverse accounting consequences to the Company, in the determination of the Administrator), with the Company accepting a payment in cash or by check from the Participant to the extent of any remaining balance of the Withholding Obligation not satisfied by such withholding of shares.
(c)    Notwithstanding subsection (b) above, nothing in this Section 8 shall be construed as relieving the Participant of any liability for satisfying his or her obligations under the preceding provisions of this Section and the Participant also authorizes the Company and its subsidiaries to withhold any amounts in respect of the Withholding Obligation from any amounts otherwise owed to the Participant.
9.    Nontransferability. The Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
10.    Effect on Employment or Service Rights. Neither the grant of the Award, nor the delivery of shares of Stock under the Award in accordance with the terms of this Agreement, shall give the Participant any right to be retained in the employ or service of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.
11.    Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Grant Date has been furnished to the Participant.  By accepting the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement.  Except as provided herein, in the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.
12.    Stock Ownership Guidelines. The Award and any shares of Stock delivered under the Award are subject to the Company’s Stock Ownership Guidelines, as adopted on May 15, 2012, as such guidelines may be amended, revised or supplemented from time to time (the

“Guidelines”). The Participant acknowledges and agrees to comply with the terms and conditions of the Guidelines, including the retention ratios set forth therein.
13.    Required Holding Period. Any shares of Stock delivered under the Award to the Participant (after giving effect to any withholding of shares as contemplated by Section 8(b) above) are subject to a further restriction that the Participant may not sell, transfer, pledge, hypothecate or otherwise dispose of such shares of Stock for a period of one year following the Vesting Date; provided, however, that this restriction shall not apply following a Change in Control or in the event that a Beneficiary holds the shares.
14.    Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
15.    Definitions. Initially capitalized terms not otherwise defined herein shall have the meanings provided in the Plan, and, as used herein, the following terms shall have the meanings set forth below:

(a)    “Beneficiary” means, in the event of the Participant’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Participant prior to the Participant’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Participant’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Participant’s death, of an instrument of revocation in form acceptable to the Administrator.

(b)    “Disability” shall have the meaning ascribed to it in the Company’s long-term disability plan as in effect from time to time, or if no such plan is in effect, permanent and total disability within the meaning of Section 22(e)(3) of the Code, excluding, for purposes of this definition, the last sentence thereof.

(c)    “Good Reason” means the occurrence of any of the following:
(i) a material diminution in the nature or scope of the Participant’s responsibilities, duties, authority or status; provided that each of (A) a change in reporting relationships resulting from the direct or indirect control of the Company (or a successor corporation) by another corporation, (B) any diminution of the business of the Company or any of its Affiliates and (C) any sale or transfer of equity, property or other assets of the Company or any of its Affiliates (including any such sale or transfer or any other transaction or series of such transactions that results in a Change in Control) will be deemed not to constitute “Good Reason”;

(ii) relocation of the Participant’s place of employment, without the Participant’s consent, to a location that is more than fifty miles from Canton, Massachusetts; or
(iii) the Company’s failure to perform substantially any material term of this Agreement or any employment agreement with the Company or any of its Affiliates to which the Participant is subject;
provided that, if the Participant is subject to an employment, severance-benefit or other similar agreement with the Company or an Affiliate containing a separate definition of “Good Reason”, the definition contained in such agreement will apply for purposes of this Agreement for so long as such agreement is in effect. A termination will qualify as a termination for Good Reason only if (1) the Participant gives the Company notice, within ninety days of its first existence or occurrence (without the Participant’s consent), of any or any combination of the eligibility conditions specified above; (2) the Company fails to cure the eligibility condition(s) within thirty days of receiving such notice; and (3) the Participant terminates his or her Employment not later than ninety days following the end of such thirty-day period.
16.    General. For purposes of the Award and any determinations to be made by the Administrator hereunder, the determinations by the Administrator shall be binding upon the Participant and any other person claiming rights to the Award.

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Exhibit 10.1

The Participant acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

Executed as of the ___ day of [●], [●].

Company:	DUNKIN’ BRANDS GROUP, INC.

By: ______________________________
Name:
Title:

Participant:	__________________________________
Name:

Address:

[Signature Page to Performance Stock Unit Award Agreement]